Exhibit 99.1

Modiv Industrial Announces Second Quarter 2025 Results

Denver, CO, August 7, 2025 – Modiv Industrial, Inc. (“Modiv Industrial,” “Modiv” or the “Company”) (NYSE:MDV), the only public REIT exclusively focused on acquiring industrial manufacturing real estate, today announced operating results for the second quarter ended June 30, 2025.
Highlights:
•Second quarter 2025 revenue of $11.8 million and net loss attributable to common stockholders of $(2.8) million.
•Second quarter AFFO of $4.8 million, or $0.38 per diluted share, a 22% year-over year increase, beating consensus estimates.
•5-year lease renewal with 2% annual escalations on our Northrop Grumman property located in Melbourne, Florida.
The following is a statement from Aaron Halfacre, CEO of Modiv Industrial.

“I don’t know about you but the second quarter of 2025 left me feeling a bit dizzy - like I spent too much time on a high speed merry-go-round. The sheer volume of events that happened over the quarter was mind-numbing. The bombing of Iran and the end of the Trump-Musk bromance feel like ancient history. Everyday seems to be a new sensational headline. Meanwhile, the Fed pissing match ensues, tariff speculation remains rampant, tech stocks and crypto continue to defy gravity, and the REIT sector seems stuck in a perpetual toilet swirl.

Yet, here at Modiv, it was calm, steady and decidedly non-dizzying. In fact, you might call this quarter flat out boring. We stuck to our discipline, worked our patience and tended to the details. No flash, no bang, needed to deliver the 22% year-over year increase in quarterly results.

Alas, the past won’t make us any more money than it has, so let me share some thoughts on the future:

•Lending Thaw - Though our term loan doesn’t mature until January 2027, we are a bit like Aesop’s Ant always preparing for a future winter and, as such, we’ve been speaking to the bank lending market and our takeaway is that lenders have shifted from reluctantly lending toward a somewhat more normal willingness to lend. Both debt refinancing and new acquisition financing seem available to those who seek it.

•Hunting Wabbits - Market activity seems to confirm the thaw. Not only have there been a recent spat of large dollar single and multi-asset acquisitions by higher profile REITs, we have also seen numerous attractive note offerings. However, watching the big REITs do what they do isn’t nearly as telling of a potential pivot point as it is to watch the activity of the more diminutive real estate enterprises. Be it the number of strategic alternative review announcements (e.g. GIPR, PGRE, FSP, ELME), the take private of City Office REIT (NYSE: CIO), or the Kawa bid on Orion (NYSE: ONL), we are starting to see early signs that people are willing to place their bets. Of relevance, to a net lease company like Modiv, are the two recent net lease platform acquisitions: the first being the acquisition of Elm Tree Funds by BlackRock (NYSE: BLK) and the second being the acquisition of Fundamental Income by Starwood Trust (NYSE: STWD). Long duration WALT portfolios appear to be in vogue. As a small cap REIT with 14+ WALT and a healthy balance sheet, our head is always on swivel and I shared our thoughts on M&A earlier this year. We are cognizant that there is a food chain (and where we sit on it), but we are a fierce small mammal, more honey badger than rabbit, so it remains to be seen if we are the hunted or the hunter.

•Recycling Green - With signs of tighter cap rates being observed in the acquisition markets and the numerous unsolicited overtures for our properties (and beyond), it is starting to feel like we might be entering the right stage to begin the next phase of our asset recycling program to generate even more greenbacks. Modiv has about $150 million of assets that we have long thought about recycling into more appropriate opportunities. Based on our deep analysis of the respective property markets, we believe these assets, if recycled as we intend, could produce at least 100 basis points of AFFO growth within 12+ months from a green light.

•Discipline over Dopamine - As we all know, history tends to repeat itself. Different actors, different stage, same story. We have seen these capital markets in the past. We know that the disciplined investors thrive because they know to control their emotions and work their plan. If you haven’t noticed yet, MDV loves discipline.

Until next quarter.

Grit, grind, get it done!” Aaron Halfacre, CEO of Modiv Industrial.

Conference Call and Webcast
A conference call and audio webcast with analysts and investors will be held on Thursday, August 7, 2025, at 11:00 a.m. Eastern Time / 8:00 a.m. Pacific Time, to discuss the second quarter ended June 30, 2025 operating results and answer questions.

Live conference call: 1-800-717-1738 or 1-646-307-1865 at 11:00 a.m. Eastern Time, Thursday, August 7, 2025

Webcast: To listen to the webcast, either live or archived, please use this link:
https://viavid.webcasts.com/starthere.jsp?ei=1728161&tp_key=435cf678e4 or visit the investor relations page of Modiv’s website at www.modiv.com.

About Modiv Industrial

Modiv Industrial, Inc. is an internally managed REIT that is focused on single-tenant net-lease industrial manufacturing real estate. The Company actively acquires critical industrial manufacturing properties with long-term leases to tenants that fuel the national economy and strengthen the nation’s supply chains. For more information, please visit: www.modiv.com.

Forward-looking Statements

Certain statements contained in this press release, other than historical facts, may be considered forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These statements include, but are not limited to, statements related to our future financial performance, annualized dividend rates, future distributions and distributions declared by the Company’s board of directors. Such forward-looking statements are subject to various risks and uncertainties, including but not limited to those described under the section entitled “Risk Factors” in the Company’s Annual Report on Form 10-K for the year ended December 31, 2024 filed with the Securities and Exchange Commission (the “SEC”) on March 4, 2025. Accordingly, there are or will be important factors that could cause actual outcomes or results to differ materially from those indicated in these statements. These factors should not be construed as exhaustive and should be read in conjunction with the other cautionary statements that are included in this press release and in the Company’s other filings with the SEC. Any forward-looking statements herein speak only as of the time when made and are based on information available to the Company as of such date and are qualified in their entirety by this cautionary statement. The Company assumes no obligation to revise or update any such statement now or in the future, unless required by law.

Notice Involving Non-GAAP Financial Measures

In addition to U.S. GAAP financial measures, this press release and the supplemental financial and operating report included in our Form 8-K dated August 7, 2025 contain and may refer to certain non-GAAP financial measures. These non-GAAP financial measures are in addition to, not a substitute for or superior to, measures of financial performance prepared in accordance with GAAP. These non-GAAP financial measures should not be considered replacements for, and should be read together with, the most comparable GAAP financial measures. Reconciliations to the most directly comparable GAAP financial measures and statements of why management believes these measures are useful to investors are provided below.

AFFO is a measure that is not calculated in accordance with accounting principles generally accepted in the United States of America (“GAAP”). See the Reconciliation of Non-GAAP Measures later in this press release.

Inquiries:
management@modiv.com

MODIV INDUSTRIAL, INC.
Condensed Consolidated Statements of Operations
(in thousands, except shares and per share data)
(unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2025	2024	2025	2024
Revenue:
Rental	$11,767	$11,344	$23,494	$23,244
Management fee	66	66	132	132
Total revenue	11,833	11,410	23,626	23,376
Expenses:
General and administrative	1,202	1,419	3,195	3,418
Stock compensation	810	67	1,294	1,446
Depreciation and amortization	3,828	4,137	7,646	8,270
Property	828	694	1,674	1,678
Impairment of real estate investment property	4,000	—	4,000	—
Total expenses	10,668	6,317	17,809	14,812
Gain on sale of real estate investments, net	—	—	84	3,188
Operating income	1,165	5,093	5,901	11,752
Other income (expense):
Interest income	33	198	95	322
Dividend income	—	5	—	113
Income from unconsolidated investment in a real estate property	185	74	264	148
Interest expense, net of unrealized gain on interest rate swaps and derivative settlements	(4,016)	(4,103)	(8,064)	(6,410)
Loss on equity investments	—	(5)	—	(26)
Other expense, net	(3,798)	(3,831)	(7,705)	(5,853)
Net (loss) income	(2,633)	1,262	(1,804)	5,899
Less: net loss (income) attributable to noncontrolling interests in Operating Partnership	611	63	611	(850)
Net (loss) income attributable to Modiv Industrial, Inc.	(2,022)	1,325	(1,193)	5,049
Preferred stock dividends	(796)	(922)	(1,623)	(1,844)
Net (loss) income attributable to common stockholders	$(2,818)	$403	$(2,816)	$3,205
(Loss) earnings per share attributable to common stockholders:
Basic	$(0.32)	$0.03	$(0.33)	$0.36
(Loss) earnings per share attributable to common stockholders and Class C OP Units:
Diluted	$(0.32)	$0.03	$(0.33)	$0.36
Weighted-average number of common shares outstanding:
Basic	10,123,721	9,441,485	10,048,760	9,002,819
Weighted-average number of common shares and Class C OP Units outstanding:
Diluted	11,717,049	11,419,115	11,518,510	11,389,106
Distributions declared per common share	$0.2925	$0.2875	$0.5850	$0.5750

MODIV INDUSTRIAL, INC.
Condensed Consolidated Balance Sheets
(in thousands, except shares and per share data)
(unaudited)

	June 30, 2025	December 31, 2024
Assets
Real estate investments:
Land	$98,738	$98,009
Buildings and improvements	388,564	386,102
Equipment	—	4,429
Tenant origination and absorption costs	13,638	13,194
Total investments in real estate property	500,940	501,734
Accumulated depreciation and amortization	(66,176)	(59,524)
Total real estate investments, net, excluding unconsolidated investment in real estate property and real estate investments held for sale, net	434,764	442,210
Unconsolidated investment in a real estate property	9,262	9,324
Total real estate investments, net, excluding real estate investments held for sale, net	444,026	451,534
Real estate investments held for sale, net	22,372	22,372
Total real estate investments, net	466,398	473,906
Cash and cash equivalents	5,814	11,530
Tenant deferred rent and other receivables	20,820	18,460
Above-market lease intangibles, net	1,203	1,240
Prepaid expenses and other assets	2,514	2,693
Interest rate swap derivatives	2,103	—
Total assets	$498,852	$507,829

Liabilities and Equity
Mortgage notes payable, net	$30,516	$30,777
Credit facility term loan, net	249,231	248,999
Accounts payable, accrued and other liabilities	3,333	4,035
Distributions payable	2,027	1,994
Below-market lease intangibles, net	7,530	7,948
Other liabilities related to real estate investments held for sale	—	26
Total liabilities	292,637	293,779

Commitments and contingencies

7.375% Series A cumulative redeemable perpetual preferred stock, $0.001 par value; $25.00 per share liquidation preference; 2,000,000 shares authorized; 1,725,000 outstanding as of June 30, 2025 and 2,000,000 outstanding as of December 31, 2024	2	2
Class C common stock, $0.001 par value, 300,000,000 shares authorized; 10,614,130 shares issued and 10,146,811 shares outstanding as of June 30, 2025, and 10,404,211 shares issued and 9,936,892 outstanding as of December 31, 2024	11	10
Additional paid-in-capital	334,096	349,479
Treasury stock, at cost, 467,319 shares held as of each June 30, 2025 and December 31, 2024	(7,112)	(7,112)
Cumulative distributions and net losses	(162,761)	(154,074)
Accumulated other comprehensive income	1,367	1,841
Total Modiv Industrial, Inc. equity	165,603	190,146
Noncontrolling interests in the Operating Partnership	40,612	23,904
Total equity	206,215	214,050
Total liabilities and equity	$498,852	$507,829

MODIV INDUSTRIAL, INC.
Reconciliation of Non-GAAP Measures - FFO and AFFO
(in thousands, except shares and per share data)
(Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2025	2024	2025	2024
Net (loss) income (in accordance with GAAP)	$(2,633)	$1,262	$(1,804)	$5,899
Preferred stock dividends	(796)	(922)	(1,623)	(1,844)
Net (loss) income attributable to common stockholders and OP Unit holders	(3,429)	$340	(3,427)	$4,055
FFO adjustments:
Depreciation and amortization of real estate properties	3,828	4,137	7,646	8,270
Amortization of deferred lease incentives	—	2	—	(3)
Depreciation and amortization for unconsolidated investment in a real estate property	189	189	378	379
Impairment of real estate investment property	4,000	—	4,000	—
Gain on sale of real estate investments, net	—	—	(84)	(3,188)
FFO attributable to common stockholders and OP Unit holders	4,588	4,668	8,513	9,513
AFFO adjustments:
Stock compensation expense	810	67	1,294	1,446
Amortization of deferred financing costs	158	221	315	443
Amortization of deferred rents	(1,269)	(1,422)	(2,572)	(3,094)
Amortization of unrealized holding gain, net of unrealized loss on non-designated or ineffective interest rate derivative instruments	(253)	550	(503)	(739)
Amortization of off-market interest rate derivatives and reduction for accrued interest	1,034	—	2,109	—
Amortization of (below) above market lease intangibles, net	(212)	(212)	(424)	(423)
Loss on equity investments	—	5	—	26
Other adjustments for unconsolidated investment in a real estate property	(78)	24	(42)	47
AFFO attributable to common stockholders and OP Unit holders	$4,778	$3,901	$8,690	$7,219

Weighted Average Shares/Units Outstanding:
Fully diluted (1)	12,612,092	11,419,115	12,229,385	11,389,106

FFO Per Share/Unit:
Fully diluted	$0.36	$0.41	$0.70	$0.84

AFFO Per Share/Unit:
Fully diluted	$0.38	$0.34	$0.71	$0.63

(1)     Fully diluted shares/units outstanding includes the weighted average dilutive effect of 1,593,328 Class C OP Units and 895,043 Class X OP Units for the three months ended June 30, 2025, 1,469,750 Class C OP Units and 710,875 Class X OP Units for the six months ended June 30, 2025, and 1,977,630 and 2,386,287 Class C OP Units for the three and six months ended June 30, 2024, respectively. Class X OP Units were excluded from the weighted average shares/units outstanding in calculating earnings (loss) per share for the three and six months ended June 30, 2025 in the unaudited condensed consolidated statements of operations since they were anti-dilutive.

In order to provide a more complete understanding of the operating performance of a REIT, the National Association of Real Estate Investment Trusts (“Nareit”) promulgated a measure known as Funds from Operations (“FFO”). FFO is defined as net income or loss computed in accordance with GAAP, excluding gains and losses from sales of depreciable operating property, plus real estate-related depreciation and amortization (excluding amortization of deferred financing costs and depreciation of non-real estate assets), and after adjustment for unconsolidated investments, preferred dividends and real estate impairments. Because FFO calculations adjust for such items as depreciation and amortization of real estate assets and gains and losses from sales of operating real estate assets (which can vary among owners of identical assets in similar conditions based on historical cost accounting and useful-life estimates), they facilitate comparisons of operating performance between periods and between other REITs. As a result, we believe that the use of FFO, together with the required GAAP presentations, provides a more complete understanding of our performance relative to our competitors and a more informed and appropriate basis on which to make decisions involving operating, financing, and investing activities. It should be noted, however, that other REITs may not define FFO in accordance with the current Nareit definition or may interpret the current Nareit definition differently than we do, making comparisons less meaningful.

Additionally, we use Adjusted Funds from Operations (“AFFO”) as a non-GAAP financial measure to evaluate our operating performance. AFFO excludes non-routine and certain non-cash items such as stock-based compensation, amortization of deferred rent, amortization of below/above market lease intangibles, amortization of deferred financing costs, gain or loss from the extinguishment of debt, unrealized gains (losses) on derivative instruments, amortization of off-market interest rate derivatives and reduction for accrued interest, and write-offs of due diligence expenses for abandoned pursuits. We also believe that AFFO is a recognized measure of sustainable operating performance in the REIT industry. Further, we believe AFFO is useful in comparing the sustainability of our operating performance with the sustainability of the operating performance of other real estate companies. Management believes that AFFO is a beneficial indicator of our ongoing portfolio performance. More specifically, AFFO isolates the financial results of our operations. AFFO, however, is not considered an appropriate measure of historical earnings as it excludes certain significant costs that are otherwise included in reported earnings. Further, since the measure is based on historical financial information, AFFO for the period presented may not be indicative of future results. By providing FFO and AFFO, we present information that assists investors in aligning their analysis with management’s analysis of long-term operating activities.

For all of these reasons, we believe the non-GAAP measures of FFO and AFFO, in addition to income or loss from operations, net income or loss and cash flows from operating activities, as defined by GAAP, are helpful supplemental performance measures and useful to investors in evaluating the performance of our real estate portfolio. AFFO is useful in assisting management and investors in assessing our ongoing ability to generate cash flow from operations and continue as a going concern in future operating periods. However, a material limitation associated with FFO and AFFO is that they are not indicative of our cash available to fund distributions since other uses of cash, such as capital expenditures at our properties and principal payments of debt, are not deducted when calculating FFO and AFFO. Therefore, FFO and AFFO should not be viewed as a more prominent measure of performance than income or loss from operations, net income (loss) or cash flows from operating activities and each should be reviewed in connection with GAAP measurements.

Neither the SEC, Nareit, nor any other applicable body has opined on the acceptability of the adjustments contemplated to adjust FFO in order to calculate AFFO and its use as a non-GAAP performance measure. In the future, the SEC or Nareit may decide to standardize the allowable exclusions across the REIT industry, and we may have to adjust the calculation and characterization of this non-GAAP measure.

MODIV INDUSTRIAL, INC.
Reconciliation of Non-GAAP Measures - Adjusted EBITDA
(in thousands)
(Unaudited)

	Three Months Ended June 30,				Six Months Ended June 30,
	2025		2024		2025		2024
Net (loss) income (in accordance with GAAP)	$(2,633)		$1,262		$(1,804)		$5,899
Depreciation and amortization of real estate properties	3,828		4,137		7,646		8,270
Depreciation and amortization for unconsolidated investment in a real estate property	189		189		378		379
Interest expense, net of unrealized gain on interest rate swaps and derivative settlements	4,016		4,103		8,064		6,410
Interest expense for unconsolidated investment in real estate property	92		93		186		188
Impairment of real estate investment property	4,000		—		4,000		—
Stock compensation expense	810		67		1,294		1,446
Gain on sale of real estate investments, net	—		—		(84)		(3,188)
Loss on equity investments	—		5		—		26
Adjusted EBITDA	$10,302		$9,856		$19,680		$19,430

Annualized Adjusted EBITDA	$41,208		$39,424		$39,360		$38,860

Net debt:
Consolidated debt	$280,642		$281,083		$280,642		$281,083
Debt of unconsolidated investment in real estate property (1)	8,893		9,138		8,893		9,138
Consolidated cash and cash equivalents	(5,814)		(18,870)		(5,814)		(18,870)
Cash of unconsolidated investment in real estate property (1)	(607)		(298)		(607)		(298)
Net debt	$283,114		$271,053		$283,114		$271,053

Net debt / Adjusted EBITDA	6.9	x	6.9	x	7.2	x	7.0	x

(1) Reflects the Company's 72.71% pro rata share of the tenant-in-common's mortgage note payable and cash.

We define Net Debt as gross debt less cash and cash equivalents. We define Adjusted EBITDA as GAAP net income or loss adjusted to exclude real estate related depreciation and amortization, gains or losses from the sales of depreciable property, extraordinary items, provisions for impairment on real estate investments and goodwill, interest expense, non-cash items such as stock compensation and write-offs of transaction costs and other one-time transactions. We believe these non-GAAP financial measures are useful to investors because they are widely accepted industry measures used by analysts and investors to compare the operating performance of REITs. EBITDA is not a measure of financial performance under GAAP, and our EBITDA may not be comparable to similarly titled measures of other companies. You should not consider our EBITDA as an alternative to net income or cash flows from operating activities determined in accordance with GAAP.